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                                                                     Exhibit 5.1


                    BARTLIT BECK HERMAN PALENCHAR & SCOTT LLP
                             1899 Wynkoop, Suite 800
                             Denver, Colorado 80202

                                August 15, 2005

Alpha Natural Resources, Inc.
406 West Main Street
Abingdon, Virginia 24210

      Re:   Alpha Natural Resources, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as special counsel to Alpha Natural Resources, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of up to 3,338,841 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (the "2005 LTIP"), and up to 596,985 shares of Common Stock under the Amended and Restated Alpha Coal Management LLC 2004 Long-Term Incentive Plan (the "2004 LTIP"; the 2005 LTIP and the 2004 LTIP are referred to collectively as the "Plans"). Such shares of Common Stock whose issuance is to be registered on the Registration Statement are collectively referred to in this opinion as the "Shares."

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

      - the Registration Statement;

      - a specimen certificate representing the Common Stock, filed as an exhibit to the Company's registration statement on Form S-1 (File No. 333-121002);

      - the Restated Certificate of Incorporation filed as an exhibit to the Company's Annual Report on Form 10-K (File No. 1-32423) filed on March 30, 2005;

      - the Amended and Restated Bylaws of the Company filed as an exhibit to the Company's Annual Report on Form 10-K (File No. 1-32423) filed on March 30, 2005;

      - the Plans; and

      - resolutions of the Company's board of directors adopting the Plans and authorizing the preparation and filing of the Registration Statement and resolutions of the Company's stockholders
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      approving the Plans.

      We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents and instruments in connection with which this opinion is rendered, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power (corporate or other) to enter into and perform all obligations thereunder and have duly authorized by all requisite action (corporate or other) and executed and delivered such documents. In addition, we have assumed the validity and binding effect of such documents on such parties. As to any facts material to the opinions expressed herein which we have independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others, and we have assumed the truth, accuracy and completeness of such statements and representations.

      Based upon and subject to the foregoing, we are of the opinion that when
(1) the Shares are issued and sold in accordance with the terms set forth in the Plan and the payment therefore has been received, (2) the Registration Statement has become effective under the Securities Act and (3) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the Shares so issued will be validly issued, fully paid and nonassessable.

      We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                Very truly yours,

                                /S/ BARTLIT BECK HERMAN PALENCHAR & SCOTT LLP